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                                                                Exhibit 10.16(a)

                                BANK OF AMERICA
                                              Bank of America Commercial Finance
                                                                   NYI-503-06-08
                                                 335 Madison Avenue, 6/th/ Floor
                                                       New York, New York  10016
November 29, 2000

Jeri-Jo Knitwear Inc.
80 Carter Drive
Edison, NJ 08817

RE: Non-Notification Factoring Agreement between us dated June 18, 1998, as amended (the "Factoring Agreement")

Gentlemen:

Effective November 29, 2000, the Factoring Agreement shall be amended to reflect the following:

1. Section 6 of the Factoring Agreement shall be deleted in its entirety and in lieu thereof the following shall be substituted:

          "6. You shall be entitled to a commission on all receivables purchased by you, which commission shall be payable on the 10th day of each month with respect to receivables purchased during the preceding month and shall be in an amount equal to one quarter of one percent (.25%) of the gross amount of such receivables less applicable discounts. Such commissions shall be due even if the approval for the receivable is withdrawn or the receivable is charged back to our account."

2. The second and third sentence of Section 10 shall be deleted and in lieu thereof the following shall be substituted:

          "If accepted by you, this Agreement shall be effective on the 18th day of June, 1998, and shall continue in full force and effect until: (a) December 1, 2003, and from year to year thereafter until terminated (on any such anniversary date) by our giving to you not less than sixty (60) days prior written notice by certified or registered mail or prepaid telegram; or (b) terminated at any time by your giving to us not less than sixty (60) days prior written notice by certified or registered mail or prepaid telegram."

Except as amended herein, all other terms and conditions of the Factoring Agreement shall remain unchanged and in full force and effect. Would you please indicate your agreement to the foregoing by signing where indicated below.

Banc of America Commercial Corporation

By:  /S/ Robert J. Higgins    S.V.P.
   ---------------------------------

Read and Agreed:
Jeri-Jo Knitwear Inc.

By:  /S/ Amanda J. Bokman  C.F.O.
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                          (Title)